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                                                                   EXHIBIT 10.6

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                             Compensation Agreement



This Compensation Agreement is made as of January 5, 1998, between Richard D. Helppie, Jr., (the "Executive", "Employee") and Superior Consultant Holdings Corporation, a Delaware Corporation ("Superior", "the company").

The parties agree as follows:

1. In full consideration for the services to be provided by Executive during his employment by the Company, Executive shall receive compensation consisting of salary, employee benefits, and bonus, if any, as described below. All salary, benefits, bonus, if any, and reimbursement shall cease as of the date of any termination of employment except as may otherwise be expressly provided herein.

       SALARY: The bi-weekly salary will be $12,500 (prorated for partial periods), subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by written agreement with or consent of the Executive.

       BONUS: For each year of Executive's employment with the Company, he shall be eligible to participate in a performance bonus plan in an amount not less than $150,000. The terms and conditions shall be as defined in any such bonus plan.

       BENEFITS: The company may offer benefits from time to time to its employees. Eligibility to receive such benefits will be subject to eligibility rules as defined by the plan. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time.

2. EMPLOYMENT SEPARATION: In the event that Executive's employment is terminated by the Company for any reason other than gross misconduct, embezzlement, or attempted embezzlement, of money or property of the Company or a subsidiary or an affiliate, the Employee's perpetration or attempted perpetration of fraud on the Company or a subsidiary or an affiliate, the Employee's participation in a fraud or attempted fraud on the Company, the employee shall be entitled to receive all compensation earned and all benefits vested (under applicable plans) and reimbursements due (pursuant to Company expense policies) through the effective date of termination and employee shall be entitled to Separation Payments as defined below in Section 3.

3. SEPARATION PAYMENTS: In the event that Employee's employment is terminated by the Company for any reason other than gross misconduct, embezzlement, or attempted embezzlement, of money or property of the Company or a subsidiary or an affiliate, the Employee's perpetration or attempted perpetration of fraud on the Company or a subsidiary or an affiliate, the Employee's participation in a fraud or attempted fraud on the Company, Separation Payments shall be made by the Company to Employee as follows:

       (a) SALARY CONTINUATION. The Employee's salary, as defined in Section 1, above, shall continue as if the Employee was still employed by the Company for a period of two years from date of termination.




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                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                             Compensation Agreement

       (b) BONUS. For and with respect to the year of termination, the Company shall pay the Employee bonus earned up through and including the date of termination under any and all bonus plans for which he was eligible. In the event of termination and absent specific written bonus plan provisions to the contrary, bonus earned shall be determined as a prorata share (based on the number of days employed during the calendar year) of total bonus opportunity.

       (c) STOCK OPTIONS. Stock options granted up to the date of termination shall vest immediately upon termination, provided that the right to exercise such vested options shall be at Executive's discretion but in no event later than the expiration schedule as set forth in the stock option grant document awarded to employee. However, no new stock options will be granted after the date of termination, whether the termination is due to Change of Control or any other reason.

4.     CHANGE IN CONTROL:

       (a) ACKNOWLEDGMENT. Unless he elects to terminate his employment, the Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

       (b) NO NOTICE. In any Change in Control situation in which the Employee has not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control that such successor is willing, as of the closing, to assume and agree to perform the Company's obligations under this Agreement, then such Change in Control shall be deemed to be a termination of employment by the Company and the provisions of
            Section 3 will apply; provided, however, that under such circumstances, (i) in lieu of the Salary Continuation and Bonus, the Company shall pay the Employee the Change in Control Payment (as that term in hereafter defined), in one lump sum on or before the closing of the transaction giving rise to the Change in Control.

       (c) NOTICE RECEIVED. In any change in Control situation in which the Employee has received written notice from the successor to the Company that such successor is willing to assume the Company's obligations hereunder, the Employee may nonetheless, at his sole discretion, elect to terminate employment by providing written notice to the Company at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the provisions of Section 3 will apply as though the Company had terminated Employee's employment; provided, however, that under such circumstances, (i) in lieu of the Salary Continuation and Bonus, the Company shall pay the Employee the Change in Control Payment, in one lump sum on or before the closing of the transaction giving rise to the Change in Control.

       (d)  DATE OF TERMINATION. For purposes of applying subparagraphs (a) and
            (b) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due the Employee must be paid in full by the Company at or prior to such closing.


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                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                             Compensation Agreement

       (e) "CHANGE IN CONTROL" DEFINED. A "Change in Control" shall be deemed to have occurred if:

            (i) any person other than the Company or any employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as described in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such Person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

            (ii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each continuing holder relative to other such continuing holders not substantially altered in the transaction; or

            (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an Agreement for the sale or disposition by the Company of all or substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company.)

       (f) NOTICE OF ANTICIPATED CHANGE IN CONTROL. The Employee shall be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

       (g)  TAXES, INTEREST OR PENALTIES.

            (i) The Employee shall be reimbursed by the Company or its successor for any exercise taxes and/or interest or penalties that the Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar taxes, interest or penalties), as a result of any Change in Control or the receipt of any amount paid or payable hereunder. Such amount will be due and payable by the Company or its successor within (10) days after the Employee delivers a written request for reimbursement accompanied by a copy of his tax returns) showing the excise tax actually incurred by the Employee.

            ii) Notwithstanding anything contained herein to the contrary, the Employee shall have the right to refuse to accept amounts payable under this Section 5 to the extent that such amounts would subject the Employee to, or render the Employee liable for, any excise taxes and/or interests or penalties under Section 4999 of the Internal Revenue Code of 1986, as amended (or any similar taxes, interest or penalties).


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                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                             Compensation Agreement

       (h) CHANGE IN CONTROL PAYMENT. As used herein the term "Change in Control Payment" means an amount equal to two (2) times the full annual base salary in effect for the year of termination plus two
            (2) times the full year's bonus opportunity in effect for the year of termination.

SIGNATURES:

Acknowledged and accepted for Superior Consultant Holdings Corporation.

/s/ [SIG]                    Vice President & CAO         3/16/98
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NAME                         TITLE                    DATE

I hereby acknowledge that I have voluntarily entered into this Compensation Agreement after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted

/s/ [SIG]                    President                    3/16/98
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NAME                         TITLE                    DATE




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